Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

George Strayton, Chief Executive Officer and Paul A. Maisch, Chief Financial Officer of Provident New York Bancorp (the “Company”) each certify in his capacity as an officer of the Company that he has reviewed the quarterly report on Form 10-Q for the quarter ended December 31, 2006 and that to the best of his knowledge:

(1)	the report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 6, 2007	/s/ George Strayton
George Strayton
President and Chief Executive Officer

Date: February 6, 2007	/s/ Paul A. Maisch
Paul A. Maisch
Executive Vice President and
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Provident New York Bancorp and will be retained by Provident New York Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.

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